Exhibit 99.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED CONVERTIBLE PROMISSORY NOTE

U.S. $1,500,000 November 30, 2016

FOR VALUE RECEIVED, the undersigned, Alpine 4 Technologies Ltd. ( "Maker") promise to pay to Alan Martin, an individual residing at 2011 Ten Springs, McAlester, OK 74501, (the "Holder"), or his order, or such other place as Holder may designate in writing, in lawful money of the United States of America, the original aggregate principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with interest at the rate of five percent (5.0%) per annum, which amounts shall be due in accordance with the following provisions of this Promissory Note (the "Note").

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Securities Purchase Agreement (the "Purchase Agreement"), of even or near date herewith, as well as a Security Agreement (the "Security Agreement") of even or near date herewith, by and among Maker, the Holder, and Horizon Well Testing, Inc. ("Horizon") and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Purchase Agreement.

1. Term.  The term of this Note shall be for Eighteen (18) Months from the date of the Note.

2. Payments.

a.	Monthly Payments. No monthly payments are required.

b.	Balloon Payment. All remaining unpaid principal and interest will be payable in full on the date which is the 18 month anniversary of the date of this Note (the "Maturity Date").

3. Conversion.
a.
Holder Conversion Rights. Commencing any time after the issuance of the Note, the Holder may elect to convert all or part of the unpaid principal amount of this Note and any unpaid interest accrued thereon (the sum of such principal and accrued interest being hereinafter collectively referred to as the "Conversion Amount"), into shares of the Company's Class A Common Stock.  The conversion price (the "Conversion Price") shall be equal to $8.50 per share, adjusted as necessary for stock splits, reverse splits, or other divisions or combinations of the Common Stock.  The number of shares of Class A Common Stock into which this Note shall be convertible shall be determined by dividing (i) the Conversion Amount by (ii) the Conversion Price.  For the purposes of this Section 2(A), conversion shall be deemed to occur on the date that the Company receives an executed copy of the Notice of Conversion attached hereto as Exhibit A.  Any failure by the Holder to provide such notice shall be deemed to be an election not to convert any portion of the Holder's Outstanding Balance.

b.
Surrender of Note.  Upon conversion of all or a portion of this Note into Common Stock as provided in this Section 3, the Holder shall surrender this Note at the offices of the Company at 4742 N. 24th Street Suite 300, Phoenix, Arizona 85016 and the Company shall, at its expense, deliver to the Holder as soon as practicable a certificate representing the number of shares of Common Stock provided in Section 3(a).  The Company will place on each certificate a legend substantially the same as that appearing on this Note, in addition to any legend required by any applicable state or federal law.  Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares of Common Stock purchased by conversion under this Section 3 shall be, and be deemed to be, issued to the Holder as the record owner of such shares as of the close of business on the deemed date of conversion as provided in Section 3(a).

c.
No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  With respect to any fraction of a share called for upon the conversion exercise of this Note, an amount equal to such fraction multiplied by the Conversion Price shall be paid in cash to the Holder.

d.	General. The foregoing conversion rights are subject in all respects to compliance by the Company with all applicable laws, rules and regulations.
4. Adjustments.  Subject and pursuant to the provisions of this Section 4, the Conversion Price shall be subject to adjustment from time to time as set forth hereinafter.
a.
    If the Company shall, at any time or from time to time while this Note is outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change.  Such adjustments shall be made successively whenever any event listed above shall occur.

b.
An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

5. Security.  This Note is secured, with a subordinated security interest, by the obligations due pursuant to and under the Security Agreement dated even or near date herewith.

6. Prepayment.  Maker shall have the right to prepay the indebtedness, in full or in part and without penalty or payment of any fee or premium, at any time prior to the Maturity Date.

7. Late Charges; Refusal of Payments.  If any Monthly Payment provided for in this Note shall be received by Holder more than fifteen (15) days after the due date thereof, a "Late Charge" of five percent (5.0%) of the amount of such Monthly Payment shall be immediately due to Holder and shall accompany any such Monthly Payment when made.  Holder may refuse to accept any Monthly Payment which is not accompanied by the applicable Late Charge.  It is agreed that the amount of such Late Charge has been established to compensate Holder for additional costs and expenses which will be incurred by reason of a Monthly Payment not being made on time and which costs and expenses are difficult to predict or quantify. The parties agree that the amount of Late Charges, if any, are reasonable under the circumstances.

8. Default Interest.  Upon the occurrence of an Event of Default under this Note, the entire unpaid principal balance hereof, together with accrued but unpaid interest and Late Charges shall, for all purposes, thereafter earn interest at the rate of Eight percent (8.0%) per annum (the "Default Rate") from the date of such default until the default shall have been cured to the satisfaction of Holder in its sole discretion.  In no event shall the Default Rate exceed the highest rate of interest which may be charged upon default against the obligation of Maker evidenced by this Note in accordance with the law applicable thereto.

9. No Right of Setoff.  Except as provided in the Purchase Agreement, Maker shall have no right to set off, offset or deduct any amount otherwise due, payable or owing under or pursuant to this Note.

10. Place of Payment.  Unless until otherwise revised in writing, all Payments required to be made under this Note shall be made payable to Alan Martin with an address of, 2011 Ten Springs, McAlester, OK 74501.

11. Default.  The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

a. Maker shall fail to pay on or before the Maturity Date (whether due on the date provided herein or by acceleration or otherwise), all amounts due and payable under this Note, it being expressly understood that Holder shall not be required to give any notice of such nonpayment nor shall there be any time period in which to cure any such failure.

b. There shall occur a default under the Securities Purchase Agreement or Maker shall otherwise fail to perform its obligations under the Securities Purchase Agreement.

12. Acceleration Upon Default.  Upon the occurrence of any Event of Default under this Note, then the entire principal balance and accrued interest, irrespective of the Maturity Date specified herein, shall become immediately due and payable at the option of Holder.

13. Assignment.  This Note is non-negotiable and may not be sold, assigned or transferred (by operation of law or otherwise) or pledged by Holder, without the prior written consent of Maker, which shall not be unreasonably withheld.

14. Cumulative Remedies.  The rights or remedies of the Holder as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against Maker, any guarantor hereof or otherwise at the sole discretion of the Holder.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or a waiver of the right to exercise them at any later time.

15. Waivers and Consents.  The Maker and all endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally waive diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and also recourse to suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time for payment, and further agree that any such renewal, extension or modification of the terms hereof or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not affect the liability of said parties for the indebtedness evidenced by this Note.

16. Payment of Costs and Liability.  The Maker, endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable on this Note, agree jointly and severally, to pay all costs of collection, including reasonable attorneys' fees and all costs of suit and appeal (the "Costs"), in the event that (a) there shall occur an Event of Default under this Note; (b) the Holder is made party to any litigation merely because of the existence of this Note; or (c) it becomes necessary by reason of the acts or omissions of Maker for the Holder to seek the advice of counsel with respect to this Note.  Costs shall be paid whether suit be brought or not, and whether they are incurred through courts of original jurisdiction, or through a bankruptcy court or through other legal proceedings.

17. Amendments.  This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

18. Joint and Several Liability.  The liability of each and every party who has signed this Note and all other parties who are or who may become liable under this Note shall be joint and several.

19. Severability.  If any term or condition of this Note shall be held to be invalid or unenforceable, the rest of the Note shall be enforced without the invalid or the unenforceable provision.

20. References.  Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective heirs, devisees, personal representatives, successors and assigns.

21. Limitation of Interest.  It is the intent of Maker and Holder in the execution of this Note to contract in strict compliance with the usury laws governing this Note.  In furtherance thereof, Holder and Maker stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by such laws.  Maker or any guarantor, endorser or other party now or hereafter becoming liable for the payment of this Note shall never be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this section shall control over all other provisions of this Note and any other instrument executed in connection herewith which may be in apparent conflict herewith.  In the event any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged, all such sums deemed to constitute interest in excess of the maximum permissible rate shall be immediately returned to the maker upon such determination.

22. Due on Sale.  It is expressly agreed and understood by Maker that this Note and the Security Agreement securing same are made for the sole and absolute benefit of Maker and that this Note and the Security Agreement are not assumable by any other person or party, and that in the event the collateral securing repayment of this Note or any portion thereof is sold, transferred or conveyed to any other party, whether by contract for deed, conveyance in trust or by operation of law or otherwise, the Holder or its successors and assigns shall have the right to immediately declare the entire unpaid balance of this Note, including all accrued but unpaid interest and Late Charges, to be immediately due and payable.

23. Governing Law.  This Note shall be governed in accordance with the laws of the Arizona.

MAKER:

Alpine 4 Technologies Ltd.
a Delaware corporation

By:/s/ Kent Wilson
Name: Kent Wilson
Title: Chief Executive Officer

HOLDER:

By:/s/ Alan Martin
Name: Alan Martin